Exhibit 5.1(a)

                         SIDLEY AUSTIN BROWN & WOOD LLP



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  WASHINGTON, D.C.                                             SHANGHAI

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WRITER'S DIRECT NUMBER                                WRITER'S E-MAIL ADDRESS



                                                            November 13, 2002


Bear Stearns Asset Backed Securities, Inc.
383 Madison Avenue
New York, New York  10179


        Re:    Bear Stearns Asset Backed Securities, Inc.
               Registration Statement on Form S-3
               File No. 333-91334
               ------------------------------------------

Ladies and Gentlemen:

        We have acted as counsel for Bear Stearns Asset Backed Securities, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each, a "Series") of mortgage backed or asset backed securities (the "Securities"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the terms of a separate pooling and servicing agreement, master pooling and servicing agreement, pooling agreement, trust agreement or indenture (each, an "Agreement") among the Company, each applicable trustee (each, a "Trustee") and each applicable servicer (each, a "Servicer"), as the case may be, each as identified in the prospectus supplement for such Series of Securities.

        We have examined copies of the Company's Amended and Restated Certificate of Incorporation, the Company's bylaws and forms of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, and the forms of Securities included in any Agreement so filed or incorporated by reference in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

        Based upon the foregoing, we are of the opinion that:

        1. When any Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, each Trustee and Servicer, as applicable, and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

        2. When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the applicable Trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

        In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                            Very truly yours,

                                            s/ SIDLEY AUSTIN BROWN & WOOD LLP



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